Exhibit 99.1

Media:	Caitlin Currie

(713) 627-5353

(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf

(713) 627-4600

Date:	February 5, 2013

Spectra Energy Reports Fourth Quarter and Year-End 2012 Results

2012 EPS of $1.43; Fourth Quarter EPS of $0.32

•	2012 Year-End Highlights

•	Purchased 1/3 interest in two NGL pipelines: Sand Hills and Southern Hills

•	Announced agreement to acquire Express-Platte Pipeline System

•	Completed TEAM 2012 and Philadelphia Lateral expansion projects

•	Increased annual dividend 9 percent to $1.22 per share

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2012 net income from controlling interests of $940 million, or $1.43 diluted EPS, compared with $1.18 billion, or $1.81 diluted EPS in 2011. Ongoing 2012 net income was $938 million, or $1.43 diluted EPS, compared with $1.16 billion, or $1.77 diluted EPS, in the prior year.

“Throughout 2012 Spectra Energy’s fee-based businesses generated strong earnings and cash flows, helping to offset the effects of lower commodity prices,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“In both the near and longer term, Spectra Energy will continue to realize significant opportunities in the natural gas, natural gas liquids and crude oil infrastructure businesses. As a result, we are targeting investments of $25 billion in capital expansion projects through the end of the decade,” said Ebel. “This investment will allow us to realize significant incremental earnings and cash generation, supporting long-term earnings growth and attractive dividend increases for our investors.”

BUSINESS EXPANSION UPDATES

Spectra Energy has a strong core natural gas infrastructure business built over the course of a century, and continues to see steady growth within that core through projects like the New Jersey-New York Expansion, TEAM 2014, OPEN, Dawson II and AIM. The company also is expanding beyond the core and moving forward with projects longer-term like Renaissance, NEXUS and the BG Group LNG pipeline project in Western Canada.

Additionally, Spectra Energy is continuing to expand in the complementary natural gas liquids (NGL) sector, and upon closing its acquisition of the Express-Platte Pipeline System, will enter the crude oil transportation business. DCP Midstream also will place more than $3 billion of projects into service over the next 12 months, benefitting its owners, Spectra Energy and Phillips 66.

“We will be drawing upon all of our resources: core growth; greenfield and brownfield expansions into new and existing demand markets; new lines of adjacent businesses and acquisitions, when attractive; and, of course, the use of our MLP structures” stated Ebel. “We have a great portfolio mix and have been able to use the sum of our business lines to successfully navigate through market cycles.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2012 earnings before interest and taxes (EBIT) of $249 million, compared with $226 million in fourth quarter 2011. EBIT results reflect increased earnings from expansions and lower operating costs, partially offset by lower processing revenues and, as anticipated, lower storage revenues.

Year-end reported EBIT for U.S. Transmission was $995 million, compared with $983 million in 2011.

Distribution

Distribution reported fourth quarter 2012 EBIT of $93 million, compared with $120 million in fourth quarter 2011. The decrease is due primarily to an unexpected, retroactive decision from the Ontario Energy Board in November 2012 requiring certain revenues realized from the optimization of upstream transportation contracts be refunded to customers.

Year-end reported EBIT for Distribution was $374 million, compared with $425 million in 2011.

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Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2012 EBIT of $72 million, compared with $137 million in fourth quarter 2011. The segment experienced lower earnings at the Empress natural gas liquids (NGL) business, attributable primarily to lower propane prices. An increase in gathering and processing revenue from expansions in the Horn River and Montney areas of British Columbia was more than offset by an anticipated revenue decrease from the segment’s conventional areas.

Year-end reported EBIT for Western Canada Transmission & Processing was $387 million, compared with $510 million in 2011.

Field Services

Field Services reported fourth quarter 2012 EBIT of $58 million, compared with $96 million in fourth quarter 2011. This decrease in EBIT was mainly driven by lower natural gas liquids prices, partially offset by a reduction in depreciation expense, as previously reported.

During the fourth quarters of 2012 and 2011, respectively, NGL prices averaged $0.77 per gallon versus $1.20 per gallon, NYMEX natural gas averaged $3.40 per million British thermal units (MMBtu) versus $3.55 per MMBtu, and crude oil averaged approximately $88 per barrel versus approximately $94 per barrel.

DCP Midstream paid distributions of $203 million to Spectra Energy for the year ended December 31, 2012.

Year-end reported EBIT for Field Services was $279 million, compared with $449 million in 2011.

Other

“Other” reported net costs of $29 million and $28 million in the fourth quarter 2012 and 2011, respectively. Other is comprised primarily of corporate costs, including benefits and captive insurance.

Year-end reported net costs for “Other” were $112 million, compared with $104 million in 2011.

Interest Expense

Interest expense was $154 million for fourth quarter 2012 and 2011.

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Income Taxes

Fourth quarter 2012 income tax expense from continuing operations was $81 million, compared with $115 million reported in the fourth quarter of 2011. The lower tax expense was driven by lower earnings and a lower Canadian effective tax rate, partially offset by favorable tax adjustments in 2011.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

( in millions)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net Income – Controlling Interests as Reported	$213	$289	$940	$1,184
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	—	(2)	(2)	(25)

Ongoing Net Income – Controlling Interests	$213	$287	$938	$1,159

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Diluted EPS as Reported	$0.32	$0.44	$1.43	$1.81
Discontinued Operations	—	—	—	(0.04)

Diluted EPS, Ongoing	$0.32	$0.44	$1.43	$1.77

Additional Information

Additional information about fourth quarter and year-end 2012 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Tuesday, February 5, 2013, at 8:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “86182126” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, May 3, 2013, by dialing (855) 859-2056. The international replay number is (404) 537-3406, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

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Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measures for ongoing net income from controlling interests and ongoing diluted EPS are net income from controlling interests and diluted EPS, including any special items.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are

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not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2011 Form 10-K, filed on February 27, 2012, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For more than a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 19,000 miles of transmission pipeline, approximately 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids and local distribution operations. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the Carbon Disclosure Project’s Global 500 and S&P 500 Carbon Disclosure Leadership Indexes. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

December 2012

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.32	$0.44	$1.43	$1.77
Earnings Per Share, Diluted	$0.32	$0.44	$1.43	$1.81
Dividends Per Share	$0.305	$0.28	$1.145	$1.06
Weighted-Average Shares Outstanding, Diluted	658	653	656	653

INCOME
Operating Revenues	$1,347	$1,428	$5,075	$5,351
Total Reportable Segment EBIT	472	579	2,035	2,367
Income from Discontinued Operations, Net of Tax	—	2	2	25
Net Income—Controlling Interests	213	289	940	1,184

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$249	$226	$995	$983
Distribution	93	120	374	425
Western Canada Transmission & Processing	72	137	387	510
Field Services	58	96	279	449

Total Reportable Segment EBIT	472	579	2,035	2,367
Other EBIT	(29)	(28)	(112)	(104)

Total Reportable Segment and Other EBIT	$443	$551	$1,923	$2,263

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$933	$773
Distribution			276	292
Western Canada Transmission & Processing			757	776
Other			66	78

Total Capital and Investment Expenditures (a)			$2,032	$1,919

Acquisitions (b)			$30	$390

Investment in Sand Hills and Southern Hills			$513	$—

			December 31,
			2012	2011
CAPITALIZATION
Common Equity—Controlling Interests			39%	39%
Noncontrolling Interests and Preferred Stock			5%	5%
Total Debt			56%	56%

Total Debt			$12,833	$11,723
Book Value Per Share (c)			$13.43	$12.39
Actual Shares Outstanding			668	651

(a)	Excludes acquisitions and investment in Sand Hills and Southern Hills
(b)	Represents 2012 payment of a portion of the purchase price previously withheld in connection with the acquisition of Bobcat, and 2011 acquisition of Big Sandy natural gas pipeline system.
(c)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

December 2012

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
U.S. TRANSMISSION
Operating Revenues	$478	$489	$1,897	$1,900
Operating Expenses
Operating, Maintenance and Other	170	198	654	684
Depreciation and Amortization	71	69	282	272
Gains on Sales of Other Assets and Other, net	—	—	3	8
Other Income and Expenses	41	29	144	132
Noncontrolling Interests	29	25	113	101

EBIT	$249	$226	$995	$983

Proportional Throughput, TBtu (a)	684	685	2,709	2,770

DISTRIBUTION
Operating Revenues	$478	$484	$1,666	$1,831
Operating Expenses
Natural Gas Purchased	213	204	638	760
Operating, Maintenance and Other	117	115	440	441
Depreciation and Amortization	54	48	213	208
Loss on Sales of Other Assets and Other, net	(1)	—	(1)	—
Other Income and Expenses	—	3	—	3

EBIT	$93	$120	$374	$425

Number of Customers, Thousands			1,379	1,360
Heating Degree Days, Fahrenheit	2,392	2,174	6,385	7,122
Pipeline Throughput, TBtu	234	220	818	846
Canadian Dollar Exchange Rate, Average	0.99	1.02	1.00	0.99

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$403	$470	$1,546	$1,672
Operating Expenses
Natural Gas and Petroleum Products Purchased	133	157	437	432
Operating, Maintenance and Other	156	137	562	565
Depreciation and Amortization	52	46	197	186
Other Income and Expenses	10	7	37	21

EBIT	$72	$137	$387	$510

Pipeline Throughput, TBtu	172	184	662	713
Volumes Processed, TBtu	164	191	665	728
Empress Inlet Volumes, TBtu	103	164	504	619
Canadian Dollar Exchange Rate, Average	0.99	1.02	1.00	0.99

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$58	$96	$279	$449

EBIT	$58	$96	$279	$449

Cash Distributions	$29	$125	$203	$395
Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.9	7.1	7.1	7.0
Natural Gas Liquids Production, MBbl/d (b,c)	405	406	402	383
Average Natural Gas Price Per MMBtu (d)	$3.40	$3.55	$2.79	$4.04
Average Natural Gas Liquids Price Per Gallon (e)	$0.77	$1.20	$0.82	$1.21
Average Crude Oil Price Per Barrel (f)	$88.11	$94.04	$94.16	$95.12

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Does not reflect results of commodity hedges
(f)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Operating Revenues	$1,347	$1,428	$5,075	$5,351
Operating Expenses	986	986	3,502	3,596
Gains on Sales of Other Assets and Other, net	—	1	2	8

Operating Income	361	443	1,575	1,763

Other Income and Expenses	115	136	465	606
Interest Expense	154	154	625	625

Earnings From Continuing Operations Before Income Taxes	322	425	1,415	1,744
Income Tax Expense From Continuing Operations	81	115	370	487

Income From Continuing Operations	241	310	1,045	1,257
Income From Discontinued Operations, net of tax	—	2	2	25

Net Income	241	312	1,047	1,282
Net Income—Noncontrolling Interests	28	23	107	98

Net Income—Controlling Interests	$213	$289	$940	$1,184

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31,	December 31,
	2012	2011
ASSETS

Current Assets	$1,804	$1,764
Investments and Other Assets	7,636	7,014
Net Property, Plant and Equipment	19,905	18,258
Regulatory Assets and Deferred Debits	1,242	1,102

Total Assets	$30,587	$28,138

LIABILITIES AND EQUITY

Current Liabilities	$3,791	$3,101
Long-term Debt	10,653	10,146
Deferred Credits and Other Liabilities	6,042	5,737
Preferred Stock of Subsidiaries	258	258
Equity	9,843	8,896

Total Liabilities and Equity	$30,587	$28,138

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,047	$1,282
Adjustments to reconcile net income to net cash provided by operating activities	891	904

Net cash provided by operating activities	1,938	2,186

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,533)	(2,098)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	654	(35)

Effect of exchange rate changes on cash	2	(9)

Net increase in cash and cash equivalents	61	44
Cash and cash equivalents at beginning of period	174	130

Cash and cash equivalents at end of period	$235	$174

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2012 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$249

Distribution		93

Western Canada Transmission & Processing		72

Field Services		58

Total Reportable Segment EBIT		472

Other		(29)

Total Reportable Segment and Other EBIT		$443

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$443
Interest Expense		(154)
Interest Income and Other		33
Income Taxes from Continuing Operations		(81)

Total Net Income		$241

Total Net Income—Noncontrolling Interests		(28)

Total Net Income—Controlling Interests		$213

EARNINGS PER SHARE, BASIC		$0.32

EARNINGS PER SHARE, DILUTED		$0.32

Weighted Average Shares (reported and ongoing)—in millions

Basic	656

Diluted	658

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2012 Year-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$995	$—		$995

Distribution		374	—		374

Western Canada Transmission & Processing		387	—		387

Field Services		279	—		279

Total Reportable Segment EBIT		2,035	—		2,035

Other		(112)	—		(112)

Total Reportable Segment and Other EBIT		$1,923	$—		$1,923

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$1,923	$—		$1,923
Interest Expense		(625)	—		(625)
Interest Income and Other		117	—		117
Income Taxes from Continuing Operations		(370)	—		(370)
Discontinued Operations, net of Tax		2	(2	)A	—

Total Net Income		$1,047	$(2)		$1,045

Total Net Income—Noncontrolling Interests		(107)	—		(107)

Total Net Income—Controlling Interests		$940	$(2)		$938

EARNINGS PER SHARE, BASIC		$1.44	$—		$1.44

EARNINGS PER SHARE, DILUTED		$1.43	$—		$1.43

A - Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic	653

Diluted	656

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2011 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$226	$—		$226

Distribution		120	—		120

Western Canada Transmission & Processing		137	—		137

Field Services		96	—		96

Total Reportable Segment EBIT		579	—		579

Other		(28)	—		(28)

Total Reportable Segment and Other EBIT		$551	$—		$551

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$551	$—		$551
Interest Expense		(154)	—		(154)
Interest Income and Other		28	—		28
Income Taxes from Continuing Operations		(115)	—		(115)
Discontinued Operations, net of Tax		2	(2	)A	—

Total Net Income		$312	$(2)		$310

Total Net Income—Noncontrolling Interests		(23)	—		(23)

Total Net Income—Controlling Interests		$289	$(2)		$287

EARNINGS PER SHARE, BASIC		$0.44	$—		$0.44

EARNINGS PER SHARE, DILUTED		$0.44	$—		$0.44

A - Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic	651

Diluted	653

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2011 Year-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$983	$—		$983

Distribution		425	—		425

Western Canada Transmission & Processing		510	—		510

Field Services		449	—		449

Total Reportable Segment EBIT		2,367	—		2,367

Other		(104)	—		(104)

Total Reportable Segment and Other EBIT		$2,263	$—		$2,263

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$2,263	$—		$2,263
Interest Expense		(625)	—		(625)
Interest Income and Other		106	—		106
Income Taxes from Continuing Operations		(487)	—		(487)
Discontinued Operations, net of Tax		25	(25	)A	—

Total Net Income		$1,282	$(25)		$1,257

Total Net Income—Noncontrolling Interests		(98)	—		(98)

Total Net Income—Controlling Interests		$1,184	$(25)		$1,159

EARNINGS PER SHARE, BASIC		$1.82	$(0.04)		$1.78

EARNINGS PER SHARE, DILUTED		$1.81	$(0.04)		$1.77

A - Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic	650

Diluted	653